                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                                               AVAYA INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

      Attached hereto as Exhibit A is the Form 8-K, dated January 7, 2002, which has been filed with the Securities & Exchange Commission.

                                                                     Exhibit A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2002


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      1-15951            22-3713430
     (State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)               File Number)     Identification No.)


            211 Mount Airy Road
            Basking Ridge, NJ                                  07920
      (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000

ITEM 5. OTHER EVENTS

      Attached hereto as Exhibit 99.1 is a press release disclosing the resignation of Patricia F. Russo as Chairman of the Board of Directors and a Director of Avaya Inc., a Delaware corporation ("Avaya"), and the election of Donald K. Peterson, President and Chief Executive Officer of Avaya, as Chairman of the Board of Directors of Avaya, in each case effective as of January 15, 2002.

ITEM 7(c).  EXHIBITS

99.1  Press Release, dated January 7, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AVAYA INC.



Date: January 7, 2002               By:   /s/ Pamela F. Craven
                                        ----------------------------------
                                          Name: Pamela F. Craven
                                          Title: Senior Vice President, General
                                                    Counsel and Secretary

                                  EXHIBIT INDEX

EXHIBIT NUMBER                DESCRIPTION

99.1                          Press Release, dated January 7, 2002.

                                                                    EXHIBIT 99.1


Paula Horii
908-953-6633
phorii@avaya.com



AVAYA BOARD NAMES DONALD K. PETERSON CHAIRMAN
PATRICIA F. RUSSO WILL RESIGN AS NON-EXECUTIVE CHAIRMAN

FOR IMMEDIATE RELEASE: MONDAY, JANUARY 7, 2002

      BASKING RIDGE, N.J. - Avaya Inc. (NYSE:AV), a global leader in corporate communications networking solutions and services, today said its board of directors has elected Donald K. Peterson, 52, chairman and chief executive officer, effective as of January 15. Formerly Peterson was vice chairman, chief executive officer and president.

      Patricia F. Russo, 49, who has been named president and CEO of Lucent Technologies, will resign as an Avaya board member and as Avaya's non-executive chairman, also effective as of January 15.

      "Pat Russo is an extraordinary businesswoman whose leadership over the past year has been valuable to Avaya," Peterson said. "On behalf of the board of directors and all the people of Avaya, we thank Pat for her service to Avaya and wish her all the best in her new role as Lucent's chief executive."

      Peterson, who became president and CEO of Avaya two years ago, has more than 25 years of experience in the communications industry. He is a former executive vice president and chief financial officer of Lucent and has served as Nortel's chief financial officer and president of Nortel Communications Systems, Inc.

      He is a graduate of Worcester Polytechnic Institute and holds an MBA from Dartmouth College. He is a member of the Board of Trustees of WPI and on the board of directors of Reynolds & Reynolds Co.

                                       2.

ABOUT AVAYA

      Avaya, headquartered in Basking Ridge, N.J., is a leading global provider of communications solutions and services that help businesses, government agencies and other institutions -- including more than 90 percent of the Fortune 500 -- excel in the customer economy. Avaya offers Customer Relationship Management Solutions, Unified Communication Solutions, Hosted Solutions, MultiService Networking Infrastructure, and Converged Voice and Data Networks -- including the company's no-compromise Enterprise-Class IP Solutions (ECLIPS) -- all supported by Avaya Services and Avaya Labs. Avaya is the worldwide leader in unified messaging, messaging systems, call centers and structured cabling systems. It is the U.S. leader in voice communications systems. Avaya is an official sponsor for the 2002 FIFA World Cup, the 2003 Women's World Cup and the 2006 FIFA World Cup championships. For more information about Avaya, visit its Web site at http://www.avaya.com.

                                       ###